UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2023
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Term Credit Agreement

On March 6, 2023, Skyworks Solutions, Inc. (the “Company”) entered into a First Amendment (the “Term Loan Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Term Loan Administrative Agent”), which amends the Term Credit Agreement, dated as of May 21, 2021, by and among the Company, the lenders party thereto and the Term Loan Administrative Agent (as so amended, the “Term Credit Agreement”).

Pursuant to the terms of the Term Loan Amendment, the parties thereto agreed to replace the LIBOR-based interest rate and related LIBOR-based mechanics applicable to borrowings under the Term Credit Agreement with an interest rate based on the secured overnight financing rate (“SOFR”) (including a customary spread adjustment) and related SOFR-based mechanics.

The foregoing description of the terms of the Term Loan Amendment and the Term Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Amendment (which includes the Term Credit Agreement as an exhibit). A copy of the Term Loan Amendment is filed as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Amendment to Revolving Credit Agreement

On March 6, 2023, the Company entered into a First Amendment (the “Revolver Amendment”) with JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Revolver Administrative Agent”), which amends the Revolving Credit Agreement, dated as of May 21, 2021, by and among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and the Revolver Administrative Agent (as so amended, the “Revolving Credit Agreement”).

Pursuant to the terms of the Revolver Amendment, the parties thereto agreed to replace the LIBOR-based interest rate and related LIBOR-based mechanics applicable to borrowings under the Revolving Credit Agreement with a SOFR-based interest rate (including a customary spread adjustment) and related SOFR-based mechanics.

The foregoing description of the terms of the Revolver Amendment and the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolver Amendment (which includes the Revolving Credit Agreement as an exhibit). A copy of the Revolver Amendment is filed as Exhibit 10.2 and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1^
First Amendment, dated as of March 6, 2023, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent, amending the Term Credit Agreement, dated as of May 21, 2021, by and among the Company, the lenders party thereto and the administrative agent

10.2^
First Amendment, dated as of March 6, 2023, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent, amending the Revolving Credit Agreement, dated as of May 21, 2021, by and among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and the administrative agent

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)
^ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

March 10, 2023	By:	/s/ Kris Sennesael
	Name:	Kris Sennesael
	Title:	Senior Vice President and Chief Financial Officer